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                                                                    EXHIBIT 23.1

                            ARTHUR ANDERSEN & CO.
                               DENVER, COLORADO



                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our reports dated August 16, 1993 and August 22, 1994 included in Jones Intercable, Inc.'s and Jones Spacelink, Ltd.'s Annual Reports on Form 10-K for the years ended May 31, 1993 and May 31, 1994 and to all references to our firm included in this Registration Statement.



                                           /s/ ARTHUR ANDERSEN & CO.
                                               ARTHUR ANDERSEN & CO.

Denver, Colorado

August 29, 1994